UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2015

Sanomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305) 433-7814

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on October 21, 2015, Sanomedics, Inc. (the "Company or "Seller") entered into a Stock Purchase Agreement (the "Purchase Agreement") with PositiveID Corporation, a Delaware corporation ("PositiveID"), for PositiveID to acquire all of the outstanding capital stock of Thermomedics, Inc., a Nevada corporation ("Thermomedics"), (collectively the "Acquisition"). On December 4, 2015, PositiveID entered into a First Amendment to the Stock Purchase Agreement (the "Amendment").

PositiveID, the Seller and Thermomedics also entered into a Management Services and Control Agreement, dated December 4, 2015 (the "Control Agreement"), whereby PositiveID was appointed as the manager of Thermomedics.

First Amendment to SPA

Per the terms of the Amendment, as consideration at the time of closing of the Acquisition, PositiveID will pay the Seller Three Hundred Seventy Five Thousand Dollars ($375,000) (the "Aggregate Purchase Price") in the form of Two Hundred Fifty Thousand Dollars ($250,000) in cash less PositiveID's professional services expenses of Twenty Five Thousand Dollars ($25,000) (the "Cash Purchase Price") and One Hundred Twenty Five Thousand Dollars ($125,000) in the form of 125 shares (the "Stock Purchase Price") of Series J Convertible Preferred Stock (the "Preferred Stock") of PositiveID, subject to adjustment of $50,000 for the Seller's working capital deficit. In connection with the execution of the Amendment, the Control Agreement, the Thermomedics Security Agreement and Sanomedics Security Agreement (each as defined and described below), PositiveID advanced to the Seller a net payment of One Hundred And Seventy Five Thousand Dollars ($175,000) (the "Cash Purchase Price Payment"), which was received by the Company on December 7, 2015.

The closing of the transaction contemplated by the Purchase Agreement, as amended, is expected to occur in the first quarter of 2016 pending the satisfaction by Seller of certain closing conditions, among others , consents to be obtained from certain third party lenders, evidence of tail product liability insurance of Thermomedics for claims of at least $1,000,000 for a one (1) year period following the Closing, settlement of all intercompany indebtedness between the Company and Thermomedics prior to Closing, and finalization of the Information Statement and circulation to the stockholders of the Company

Except as otherwise modified by the Amendment, the terms of the Purchase Agreement remain in effect and unchanged.

Control Agreement

Under the terms of the Control Agreement, as the manager, PositiveID will have the sole responsibility for all strategic, operational and financial decisions, will be fully responsible for the financial obligations of Thermomedics, and will be empowered to commit Thermomedics with full authority of Thermomedics' officers and the Thermomedics Board. PositiveID will also benefit from any and all revenue generated by Thermomedics. As of the execution of the Amendment and the Control Agreement, the sole Thermomedics board members and officers are William J. Caragol, the Company's Chairman and CEO and Allison F. Tomek, the Company's Senior Vice President.

Further, under the Control Agreement, PositiveID agreed to advance (i) cash to Thermomedics or directly pay Thermomedics' expenses on an as needed basis as determined by PositiveID in its role as manager and (ii) the Cash Purchase Price Payment (the "Advances"). All Advances accrue interest at a simple interest rate of 5% unless an "event of default" (as defined below) has occurred in which cash the interest rate is 18%, compounded daily.

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Positive ID is not entitled to any compensation under the Control Agreement. However, in an event of default Seller and Thermomedics must pay PositiveID the amount of any cash Advances made, plus interest and a termination fee of $250,000. For purposes of the Control Agreement, an "event of default" means the failure of the transactions contemplated by the Purchase Agreement to close by February 15, 2016. In the event that such transactions close within 20 days of such date, an event of default will be deemed not to occur. Further, an event of default will not be considered to have occurred if the Seller has taken all necessary steps under the Purchase Agreement to close and PositiveID elects not to close such transactions.

Security Agreements with Seller and Thermomedics

Under the terms of the Control Agreement and in connection with the Advances made by PositiveID to the Seller and Thermomedics: (1) Thermomedics and PositiveID entered into a Security Agreement pursuant to which Thermomedics granted PositiveID a first priority security interest in all of the assets of Thermomedics (the "Thermomedics Security Agreement") and (2) the Seller and PositiveID entered into a Security Agreement pursuant to which the Seller agreed to grant a first priority security interest in all of the shares of Thermomedics that the Seller owns and that represent full ownership of Thermomedics (the "Sanomedics Security Agreement").

The foregoing description of the terms of the Amendment, the Control Agreement, the Thermomedics Security Agreement, and the Sanomedics Security Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 10.92, 10.93, 10.94, and 10.95 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

From November 7, 2015 to December 8, 2015, the Company issued a total of 3,350,308 shares to CLSS Holdings, LLC, a Company owned by a former officer and shareholder in connection with the conversion of $4,333 in convertible debt held. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act.

From November 7, 2015 to December 8, 2015, the Company issued Redwood Fund III, Ltd a total of 1,980,427 shares in connection with the conversion of $43,689 in convertible debt held. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act.

From November 7, 2015 to December 8, 2015, the Company issued Microcap Equity Group, LLC a total of 1,230,477 shares in connection with the conversion of $11,438 in convertible debt held. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act.

From November 7, 2015 to December 8, 2015, the Company issued unrestricted shares to the following groups in connection with the conversion of convertible debt held. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act:

Groups	Total Shares Issued	Converted Debt
Old Main Capital LLC	1,019,729	$11,565
May Davis Partners Acquisition Company LLC	786,348	$4,485
Rainman Capital LLC	445,554	$4,500
JAX Capital Growth LLC	300,000	$18,000

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Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.90	Stock Purchase Agreement, dated October 21, 2015, by and between PositiveID Corporation and Sanomedics Inc., filed on the Company's Current Report on Form 8-K filed on October 26, 2015

10.92	First Amendment to Stock Purchase Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc.

10.93	Management Services and Control Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc.

10.94	Security Agreement, dated December 4, 2015, by and between PositiveID Corporation and Thermomedics Inc.

10.95	Security Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.

Date: December 9, 2015	By:	/s/ David C. Langle
David C. Langle
Chief Financial Officer

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